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                                                                    EXHIBIT 10.5

                          ENVIRONMENTAL INDEMNIFICATION
                           AND HOLD HARMLESS AGREEMENT


        THIS ENVIRONMENTAL INDEMNIFICATION AND HOLD HARMLESS AGREEMENT (this "AGREEMENT") is made as of this 30th day of March, 1999, by ARDEN REALTY FINANCE V, L.L.C., a Delaware limited liability company ("BORROWER") (Borrower being sometimes hereinafter referred to as "Indemnitor") to and for the benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("LENDER").

                              W I T N E S S E T H:

        WHEREAS, Borrower is the owner of certain real properties situated in the State of California, as more particularly described on Exhibit "A" attached hereto and made a part hereof (such real properties, together with any additional real property hereafter encumbered by the lien of the Mortgage (as defined below), and all improvements now or hereafter located thereon and all rights and interests of Borrower therein, are hereinafter referred to as the "LAND");

        WHEREAS, Lender is about to make a loan to Borrower in the original principal amount of ONE HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($115,000,000.00) (the "LOAN") to be evidenced by a Promissory Note of even date herewith (as the same may be amended, modified, supplemented or extended from time to time, the "NOTE"); and

        WHEREAS, the Note will be secured, inter alia, by a Deed of Trust and Security Agreement of even date herewith, executed by Borrower as trustor, naming Lender as beneficiary and Chicago Title Insurance Company as trustee, originally encumbering twelve separate real property developments (as such Deed of Trust and Security Agreement may be amended, modified, supplemented or extended from time to time, the "MORTGAGE"); and

        WHEREAS as a condition to making the Loan, Lender requires that Indemnitor provide certain indemnities; and

        WHEREAS, to induce Lender to make the Loan, Indemnitor has agreed to provide such indemnities.

        NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Indemnitor hereby covenants and agrees as follows:

        1. Indemnity. Indemnitor, its successors, heirs, next of kin, personal representatives, and assigns (collectively referred to in this Paragraph 1 as "INDEMNITOR") jointly and severally



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agree to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, contractors, sub-contractors, licensees, invitees, successors and assigns (collectively referred to in this Paragraph 1 as "LENDER"), from and against any and all of the following (collectively, "CLAIMS"): all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, remediation costs, response costs and all reasonable expenses of any kind whatsoever (including claims arising out of loss of life, injury to persons, property or business or damage to natural resources in connection with the activities of Indemnitor, their predecessors in interest, third parties who have trespassed on the Land or parties in a contractual relationship with Indemnitor, or any of them, or anybody else whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Lender unless the same constitute gross negligence or willful misconduct) which:

        A. arise out of the actual, alleged or threatened migration, spilling, leaching, pouring, emptying, injection, discharge, dispersal, release, storage, treatment, generation, disposal or escape of Hazardous Substances as defined in the Mortgage and Hazardous Materials as defined in Exhibit B hereto, and including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste including materials to be recycled, reconditioned or reclaimed; or

        B. Actually or allegedly arise out of the use, specification or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water or ground water containing chemicals; or

        C. Arise out of the breach of any covenant, warranty or representation contained in Exhibit "B" hereto of Indemnitor, which covenants, warranties and representations are incorporated herein; or

        D. Arise out of breach of Section 2.20, 2.21 or 2.22 of the Mortgage.

        2. Payments; Hold Harmless; Defense. Indemnitor and its heirs, next of kin, personal representatives, successors and assigns, shall bear, pay and discharge when and as the same becomes due and payable, any and all Claims against Lender described in Paragraph 1 of this Agreement, shall hold Lender harmless for such Claims, and shall assume the burden and expense of defending all such Claims with any and all persons, political subdivisions or government agencies.

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        3. Incorporation of Covenants, Warranties, Representations and
Agreements. The covenants, warranties, representations and agreements of Indemnitor set forth on Exhibit "B" hereto are hereby incorporated and made a part hereof, with the same force and effect as if set forth fully in this Agreement.

        4. Survival. Indemnitor's indemnifications and representations made herein shall survive any termination or expiration of the documents evidencing or securing the Loan and/or the repayment of the indebtedness evidenced by the
Note included but not limited to any foreclosure on the Mortgage or any deed-in-lieu of foreclosure; it being understood and agreed that the indemnity given herein is independent of the secured indebtedness and the documents securing the Loan. Notwithstanding the aforesaid, Indemnitor's indemnification and representations shall not extend to Hazardous Materials (as defined on Exhibit "B") which first become present on the Land or any improvements thereon after Lender's succession to title by virtue of a foreclosure or deed-in-lieu of foreclosure, or any claims arising out of any gross negligence or willful misconduct by any indemnified party.

        5. Notices. All notices given pursuant to this Agreement shall be given in writing and shall be effective for all purposes if delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed, in the case of Lender or Borrower, at its address as set forth in the Mortgage or at such other address as shall be designated from time to time by Borrower or Lender, as the case may be, in a written notice to the other party, in the manner provided for in this Section 6.

        6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.



                        [Signatures Appear on Next Page]


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        WITNESS the due execution of this Agreement by Borrower acting through its duly authorized representatives, as of the day and year first above written.


                                    BORROWER and INDEMNITOR:

                                    ARDEN REALTY FINANCE V, L.L.C.,
                                    a Delaware limited liability company


                                    By: ___________________________________
                                        Diana M. Laing, Chief Financial Officer




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                                    EXHIBIT A

                                LEGAL DESCRIPTION





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                                   EXHIBIT "B"

                   Borrower's Hazardous Substances Covenants,
                         Warranties and Representations

1. Indemnitor, for itself and its respective heirs, next of kin, personal representatives, successors and assigns, after reasonable inquiry, covenant, warrant and represent that, except as disclosed in the Environmental Report (as defined in the Mortgage):

        A. No pollutants or other toxic or hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S. C. Section 9601 et seq., or any other federal or state law, including any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed), Hazardous Substances as defined in the Mortgage, and other regulated substances, (collectively, "Hazardous Materials") have been, or shall be, discharged, dispersed, released, stored, treated, generated, disposed of or allowed to escape or migrate, or shall threaten to be injected, emptied, poured, leached or spilled (collectively referred to as the "release") on or from the Land except in compliance in all material respects with applicable laws.

        B. No asbestos or asbestos-containing materials have been or will be (during the term of the Loan) installed, used, incorporated into, place on or disposed of on the Land except in compliance in all material respects with applicable laws.

        C. No polychlorinated biphenyls ("PCBs") are or will be (during the term of the Loan) located on or in the Land, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device except in compliance in all material respects with applicable laws.

        D. No underground storage tanks are or will be (during the term of the Loan) located on the Land or to the knowledge of Indemnitor were located on the Land and subsequently removed or filled, except those tanks which have been identified (by size, location, age, substance contained therein, and whether in existence, removed or filled) and disclosed to Lender.

        E. To the knowledge of Indemnitor, no investigation, administrative order, consent order and agreement, litigation, settlement, lien or encumbrance (collectively referred to as the "action") with respect to Hazardous Materials is proposed, threatened, anticipated or in existence with respect to the Land.

        F. The Land and Borrower's operations at the Land are in compliance in all material respects with all applicable federal, state and local statutes, laws and regulations. No notice has been served on Indemnitor, or any subsidiary of Indemnitor, from any entity, government body or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources. Copies of any such notices received after settlement shall be forwarded to Lender within three (3) business days of their receipt.

        G. Indemnitor has no knowledge of the release or threat of release of any Hazardous Material from any land adjoining or in the immediate vicinity of the Land.


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        H.     No portion of the Land is a wetland or other water of the United
               States subject to jurisdiction under Section 404 of the Clean Water Act (33 U.S.C. Section 1344) or any comparable California statute or local ordinance or regulation defining or protecting wetlands or other special aquatic areas.

        I. To the best of Indemnitor's knowledge, there are no concentrations of radon or other radioactive gases or materials in any buildings or structures on the Land that exceed background ambient air levels.

        J. To the best of Indemnitor's knowledge, there have been no complaints of illness or sickness alleged to result from conditions inside any buildings or structures on the Land.

2. Failure to comply with any provision in Section 1 of this Exhibit "B", including failure to fully and accurately complete any schedule or attachment described in Section 1 of this Exhibit "B", shall be deemed to be an occurrence of default under the Environmental Indemnity and Hold Harmless Agreement to which this Exhibit "B" is attached.


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